SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Mirum Pharmaceuticals, Inc.

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MIRUM PHARMACEUTICALS, INC.

950 Tower Lane, Suite 1050

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2021

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Mirum Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, June 4, 2021, at 9:00 a.m. (Pacific Time) at the Company’s headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404. The Annual Meeting is being held for the following purposes:

1.	To elect the three Class II directors named herein to hold office until the Company’s 2024 annual meeting of stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 7, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 4, 2021 at 9:00 a.m. (Pacific Time).

The Proxy Statement and Annual Report to stockholders

are available at www.proxyvote.com.

SPECIAL NOTICE REGARDING IN PERSON ATTENDANCE AT THE ANNUAL MEETING

We are closely monitoring developments related to COVID-19. In light of current governmental restrictions, and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company asks that stockholders seriously consider not attending the Annual Meeting in person this year. Stockholders are nevertheless urged to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed herein to ensure your vote is counted.

By Order of the Board of Directors

Christopher Peetz
President and Chief Executive Officer

Foster City, California

April 14, 2021

Please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

MIRUM PHARMACEUTICALS, INC.

950 Tower Lane, Suite 1050

Foster City, California 94404

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Mirum Pharmaceuticals, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 14, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 24, 2021.

Should I attend the Annual Meeting?

The Annual Meeting will be held on Friday, June 4, 2021 at 9:00 a.m. (Pacific Time) at the Company’s headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404.

In light of current governmental restrictions, and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company asks that stockholders seriously consider not attending the Annual Meeting in person this year. Stockholders are nevertheless urged to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed herein to ensure your vote is counted.

The Company strongly advises any stockholder who plans on attending the Annual Meeting to contact the Company in advance by calling (650) 667-4085 to advise the Company of your attendance. This information will assist the Company in implementing appropriate safety measures, contacting you regarding any changes and/or determining whether an adjournment of the Annual Meeting is warranted. If safety issues arise, the Company will convene the Annual Meeting solely to vote the proxies solicited. We thank you in advance for your cooperation.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 30,441,753 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. We urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: To elect the three Class II directors named herein to hold office until the Company’s 2024 annual meeting of stockholders.

•

Proposal 2: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following mechanisms:

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on June 3, 2021 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. (Eastern Time) on June 3, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Although stockholders of record or beneficial owners (with a valid proxy form from their broker) may also vote in person at the Annual Meeting, we ask that stockholders seriously not consider attending the Annual Meeting this year for the reasons described above.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary.

•

You may attend the Annual Meeting and vote in person (however, we ask that stockholders seriously consider not attending the Annual Meeting this year). Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 15, 2021, to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between February 4, 2022 and March 6, 2022. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm for the fiscal year ended December 31, 2021, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For Proposal 1, the two nominees receiving the most “For” votes from the holders of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

For Proposal 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 30,441,753 shares outstanding and entitled to vote. Thus, the holders of 15,220,877 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board currently has eight members. There are three directors in the class whose term of office expires in 2021: Laurent Fischer, M.D., Patrick Heron and Niall O’Donnell, Ph.D. Each is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the Company’s 2024 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. However, in light of current governmental restrictions relating to the outbreak of COVID-19 and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company is not asking its directors and director nominees to attend the Annual Meeting in person this year.

Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. The following is a brief biography as of the Record Date of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the Company’s 2024 Annual Meeting of Stockholders

Laurent Fischer, M.D., 57, has served as a member of the Board since June 2019. Dr. Fischer has served as the Chief Executive Officer of Adverum Biotechnologies, Inc., a public gene therapy company, since June 2020 and a Senior Advisor on the Frazier’s Life Sciences team since March 2017. Prior to Adverum, he served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan plc, a pharmaceutical company, from November 2016 to June 2020. Previously, he served as Chief Executive Officer of Tobira Therapeutics, Inc., a public biotechnology company until its acquisition by Allergan in November 2016. From 2012 to March 2014, he served as Chairman and Chief Executive Officer of Jennerex Biotherapeutics, Inc. Prior to Jennerex, Dr. Fischer was President and Chief Executive Officer of Ocera Therapeutics, Inc., a privately-held, clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and Chief Executive Officer of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005, President and Chief Operating Officer of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx Inc. from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fisher currently serves on the boards of directors of Adverum and CTI BioPharma Corp., a public biopharmaceutical company, and previously served on the board of directors of Tobira from June 2009 to October 2016. Dr. Fischer received a Medical Degree from the University of Geneva and received a Doctorate in Medicine from the Geneva Medical School, Switzerland.

The Board and Nominating Committee believes that Dr. Fischer’s considerable experience as an executive in the pharmaceutical industry, along with his medical degrees and knowledge of biopharmaceuticals, qualifies him to serve on the Board.

Patrick Heron, 50, has served as a member of the Board since November 2018. Mr. Heron is a General Partner with Frazier, a position he has held since September 1999. Mr. Heron has been active in company formations and initial investments in various biotechnology companies, including Marcadia Biotech Inc., Calixa Therapeutics, Inc. and VentiRx Pharmaceuticals, Inc. He also led Frazier’s involvement in MedPointe Inc. Prior to joining Frazier, Mr. Heron helped develop McKinsey & Co.’s west coast biotechnology consulting practice. Mr. Heron currently serves on the board of directors of Vaxcyte, Inc., a public vaccine company, Passage Bio, Inc., a public genetic medicines company, and Arcutis Biotherapeutics, Inc., a public biopharmaceutical company, as well as private companies Imago Biosciences, Inc., MBX Biosciences, Inc., HilleVax, Inc. and ScoutBio, Inc. He previously served on the boards of directors of the public biopharmaceutical companies Iterum Therapeutics plc, from May 2016 to March 2021, Tobira Therapeutics, Inc., from March 2007 to November 2016, and Collegium Pharmaceuticals, Inc., from July 2008 to June 2016. Mr. Heron received a B.A. in Political Science from the University of North Carolina at Chapel Hill and an MBA from Harvard Business School.

The Board and Nominating Committee believes that Mr. Heron’s extensive business background and his experience in venture capital and the life science industry qualifies him to serve on the Board.

Niall O’Donnell, Ph.D., 48, has served as a member of the Board since November 2018. Dr. O’Donnell is currently a Managing Director at RiverVest Venture Partners, a venture capital firm, a position he has held since April 2014. He joined RiverVest Venture Partners in 2006 where he has focused on biopharmaceutical, diagnostic and medical device opportunities and contributes to the formation, development and business strategies of RiverVest Venture Partners portfolio companies. Dr. O’Donnell served as President and Chief and Executive Officer of Reneo Pharmaceuticals, Inc., a privately-held pharmaceutical company, which he co-founded, from December 2017 to November 2020. From 2011 to 2013, he served as acting chief interim medical officer at Lumena Pharmaceuticals, Inc., where he led the development and execution of the company’s clinical strategy leading up to its acquisition by Shire plc. Dr. O’Donnell currently serves on the boards of director of Spruce Biosciences, Inc., a public biotechnology company, as well as privately-held pharmaceutical companies Amplyx Pharmaceuticals, Inc., Avalyn Pharma, Inc. and Sparrow Pharmaceuticals, Inc. Dr. O’Donnell received a Ph.D. in biochemistry from the University of Dundee, Scotland, an M.A. in biochemistry from Pembroke College, Oxford and an MBA from the Rady School of Management of the University of California, San Diego.

The Board and Nominating Committee believes that Dr. O’Donnell’s substantial experience in developing, managing and investing in biopharmaceutical companies, along with his biochemistry expertise, qualifies him to serve on the Board.

The Board Recommends a

Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the Company’s 2022 Annual Meeting of Stockholders

Laura Brege, 63, has served as a member of the Board since July 2019. From September 2015 to December 2017, Ms. Brege served as managing director of Cervantes Life Science Partners, LLC, a consulting firm providing integrated business solutions to life sciences companies. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. From September 2012 to July 2015, Ms. Brege was President and Chief Executive Officer of Nodality, Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 to 2012, including positions as Executive Vice President and Chief Operating Officer. While at Onyx, she led multiple functions, including commercialization, strategic planning, corporate development and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously, Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics Inc. where she helped build the company from an early stage research and development company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She currently serves on the boards of directors of Acadia Pharmaceuticals Inc., a public biopharmaceutical company, Pacira BioSciences, Inc., a public pharmaceutical company, and HLS Therapeutics Inc., a pharmaceutical company, and previously served on the boards of directors of public pharmaceutical companies Portola Pharmaceuticals, Inc., from February 2015 to July 2020, Dynavax Technologies Inc., from February 2015 to February 2020, and Aratana Therapeutics, Inc., from February 2014 to March 2019. Ms. Brege earned her undergraduate degree from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.

The Board and Nominating Committee believes that Ms. Brege’s extensive background in finance and management of biotechnology companies and her participation as a member of the audit committees of other public companies qualifies her to serve on the Board.

Michael Grey, 68, is our co-founder and has served as Chair of the Board since January 2020. Mr. Grey previously served as our Executive Chairman from March 2019 to December 2019 and as our Chief Executive Officer from our inception in May 2018 to March 2019. Mr. Grey has served as Executive Chairman of Amplyx Pharmaceuticals, Inc., a privately-held pharmaceutical company, since January 2017, Reneo Pharmaceuticals, Inc., a privately-held pharmaceutical company, since December 2017, and Spruce Biosciences, Inc., a public biotechnology company, since April 2017. He has also served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey served from January 2019 to September 2019 as President and Chief Executive Officer of Curzion Pharmaceuticals, Inc., a pharmaceutical company (sold to Horizon Therapeutics plc in April 2020), from October 2015 to January 2017 as President and Chief Executive Officer of Amplyx, and from September 2014 to December 2017 as Chairman and Chief Executive Officer of Reneo. From February 2011 to June 2014, Mr. Grey served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., which was acquired by Shire plc in June 2014. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey also serves on the boards of directors of public biotechnology and pharmaceutical companies BioMarin Pharmaceutical Inc., Horizon Therapeutics plc, Mirati Therapeutics Inc. and Spruce Biosciences, as well as Plexium Inc., a private-held biotechnology company. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom.

The Board and Nominating Committee believes that Mr. Grey’s perspective and experience as our co-founder and former Executive Chairman, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.

Christopher Peetz, 42, is our co-founder and has served as our President since December 2018 and as our Chief Executive Officer since March 2019. Mr. Peetz has been an Entrepreneur-in-Residence at Frazier Healthcare Partners (“Frazier”), a private equity and venture capital firm, since May 2017. Prior to joining our company, Mr. Peetz served as the Chief Executive Officer of Flashlight Therapeutics, Inc., a biotechnology company. From May 2014 to December 2016, he served as Chief Financial Officer and head of corporate development at Tobira Therapeutics, Inc., a public biotechnology company acquired by Allergan plc, a public pharmaceutical company, in November 2016. Prior to joining Tobira, Mr. Peetz served as Vice President, Finance and Corporate Development of Jennerex Biotherapeutics, Inc., a biopharmaceutical company. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc., including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. He currently serves on the board of directors of Alpine Immune Sciences, Inc., a public immunotherapy company. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.

The Board and Nominating Committee believes that Mr. Peetz’s perspective and experience as our co-founder and President and Chief Executive Officer, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.

Directors Continuing in Office Until the Company’s 2023 Annual Meeting of Stockholders

Tiba Aynechi, Ph.D., 45, has served as a member of the Board since November 2018. Dr. Aynechi is employed as a senior partner at Novo Ventures (US) Inc. (“Novo Ventures”), which provides certain consultancy services to Novo Holdings A/S (“Novo”), a Danish limited liability company that manages investments and financial assets. Prior to joining Novo Ventures (US) Inc. in March 2010, Dr. Aynechi was employed from June 2006 to March 2010 by Burrill & Company, a financial firm specializing in biotechnology and life sciences investment, in various positions, including from January 2009 to March 2010 as a director in merchant banking where she was responsible for regional and cross-border mergers and acquisitions, licensing, and financing transactions. Dr. Aynechi currently serves on the boards of directors of public biotechnology companies Spruce Biosciences, Inc. and Nkarta, Inc., and previously served on the boards of directors of iRhythm Technologies, Inc., a public digital healthcare company, from May 2014 to April 2017, and AnaptysBio, Inc., a biotechnology company, from April 2015 until its initial public offering in January 2017. She has also served as a member of the boards of directors of several private biotechnology and medical device companies. Dr. Aynechi received her Ph.D. in biophysics from the University of California, San Francisco, where her research involved developing computational methods for drug discovery. She received her B.S. in physics from the University of California, Irvine.

The Board and Nominating Committee believes that Dr. Aynechi’s extensive experience in the biotechnology and pharmaceutical industries, including her expertise in handling a wide range of mergers and acquisitions, licensing, and financing transactions, qualifies her to serve on the Board.

Edward T. Mathers, 60, has served as a member of the Board since November 2018. Mr. Mathers is currently a General Partner at New Enterprise Associates, Inc., a global venture capital firm that invests in technology and healthcare companies, a position he has held since August 2008 (including his time as a Partner). Mr. Mathers is also currently a director of the public pharmaceutical and biotechnology companies ObsEva SA, Rhythm Pharmaceuticals, Inc., Trevi Therapeutics, Inc., Synlogic, Inc., Inozyme Pharma, Inc. and Akouos, Inc., as well as a number of private life sciences companies. He previously served on the boards of directors of the public biopharmaceutical companies Ra Pharmaceuticals, Inc., from February 2010 to April 2020, and Liquidia

Technologies, Inc. from April 2009 to May 2019. From July 2002 to August 2008, Mr. Mathers was the Executive Vice President, Corporate Development and Venture of Medimmune, Inc. From August 2000 to July 2002, he was the Vice President, Marketing and Corporate Licensing and Acquisitions of Nektar Therapeutics, Inc. Prior to this, Mr. Mathers worked at Glaxo Wellcome, Inc. from July 1997 to August 2000, where he last held the role of Vice President, E-business. Mr. Mathers received a B.S. in chemistry from North Carolina State University.

The Board and Nominating Committee believes that Mr. Mathers’ experience as a venture capitalist, as an executive and in business development and his experience in serving on the board of directors for several public and private pharmaceutical and life sciences companies qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing rules: Drs. Aynechi, Fischer and O’Donnell, Ms. Brege and Messrs. Heron and Mathers. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board is currently chaired by Mr. Grey, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we have a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Nominating Committee monitors compliance with legal and regulatory requirements. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met ten times during the last fiscal year. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing rules, in fiscal 2020, the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: the Audit Committee, Compensation Committee and Nominating Committee. The following table provides membership and meeting information for fiscal 2020 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Christopher Peetz
Michael Grey
Tiba Aynechi, Ph.D.			X		X
Laura Brege	X	*			X
Laurent Fischer, M.D.			X
Patrick Heron	X
Edward T. Mathers			X	*
Niall O’Donnell, Ph.D.	X				X	*
Total meetings in fiscal 2020	5		4		3

*	Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm.

Specific responsibilities of the Audit Committee include:

•	overseeing our corporate accounting and financial reporting processes;

•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee is composed of three directors: Ms. Brege, Dr. O’Donnell and Mr. Heron. The Audit Committee met five times during 2020. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://ir.mirumpharma.com/corporate-governance/governance-overview. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021 (the “Annual Report”).

The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).

The Board has also determined that Ms. Brege qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.

/s/ Laura Brege

/s/ Niall O’Donnell, Ph.D.

/s/ Patrick Heron

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Drs. Aynechi and Fischer and Mr. Mathers. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met four times during 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://ir.mirumpharma.com/corporate-governance/governance-overview. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee include:

•	reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•	reviewing and recommending to our Board the compensation paid to our directors;

•	reviewing and approving the compensation arrangements with our executive officers and other senior management;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing, evaluating and recommending to the Board succession plans for our executive officers.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford/Aon (“Radford”) as compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.

The Board previously formed an Option Committee (the “Option Committee”), currently composed solely of Mr. Peetz, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, stock options to consultants and employees who are not officers of the Company, in each case pursuant to the 2019 Plan, which is defined below. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to consultants and non-management employees, particularly new employees, within specified limits approved by the Board. During fiscal 2020, the Option Committee exercised its authority to grant options to purchase an aggregate of 439,000 shares of our common stock non-officer employees and consultants.

Typically, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the

Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of the Nominating Committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	instituting plans or programs for the continuing education of the Board and orientation of new directors;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

The Nominating Committee is composed of three directors: Drs. Aynechi and O’Donnell and Ms. Brege. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating Committee met three times during 2020. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at https://ir.mirumpharma.com/corporate-governance/governance-overview. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating Committee appreciates the value of thoughtful Board refreshment, and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.

These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.

Code of Conduct

We maintain a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at https://ir.mirumpharma.com/corporate-governance/governance-overview. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.

Prohibition on Speculative Trading

Under the terms of our insider trading policy, none of our officers, directors, other employees or consultants may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our capital stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our capital stock, including without limitation, borrowing against such stock, at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that the Board submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2018. In light of current governmental restrictions relating to the outbreak of COVID-19 and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company is not asking representatives of Ernst & Young LLP to attend the Annual Meeting in person this year. If they are present, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2019.

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
	(in thousands)
Audit Fees	$865,448	$921,748

Audit Fees. Consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements on Form S-1, Form S-8 and Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

The Board Recommends

a Vote in Favor of Proposal 2.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Name	Age	Position
Christopher Peetz	42	President, Chief Executive Officer and Director
Ian Clements, Ph.D.	52	Chief Financial Officer
Edwin J. Tucker, M.D.	49	Chief Medical Officer
Pamela Vig, Ph.D.	50	Chief Scientific Officer
Lara Longpre	51	Chief Development Officer
Peter Radovich	43	Chief Operating Officer

Christopher Peetz. Biographical information regarding Mr. Peetz is set forth under “Proposal 1: Election of Directors.”

Ian Clements, Ph.D. has served as our Chief Financial Officer since January 2020. Prior to that time, Dr. Clements served as our Senior Vice President Finance and Communications since March 2019. From May 2017 to March 2019, Dr. Clements served as Vice President of Investor Relations at Dermira, Inc., a public biopharmaceutical company. Dr. Clements served as Vice President, Investor Relations and Corporate Communications at Tobira Therapeutics, Inc. from July 2015 to December 2016. Prior to that, he was head of investor relations and corporate communications at Avanir Pharmaceuticals, from 2011 to June 2015. Dr. Clements has also held leadership positions at Sequenom, a genetic analysis and diagnostics company, and The Trout Group, where he managed west coast operations for life sciences investor relations. Dr. Clements received a Ph.D. in chemistry from the University of Manchester, an MBA from the Open University in the United Kingdom and a B.Sc. in chemistry from Staffordshire University.

Edwin J. Tucker, M.D. has served as our Chief Medical Officer since October 2019. Previously, from 2018 to 2019, Dr. Tucker served as Chief Operating Officer at Acerta Pharma LLC. Prior to Acerta, from 2015 and 2018, Dr. Tucker was Senior Vice President of Clinical Development, Medical Safety, Corporate Compliance and Quality at Acerta helping to transform a small biotechnology startup into a post-approval entity. Prior to joining Acerta, Dr. Tucker was Vice President, Global Safety at Roche/Genentech, a biotechnology company, between 2013 and 2015 and Vice President, Global Safety at Johnson & Johnson, between 2010 and 2013. Prior to joining Johnson & Johnson, Dr. Tucker served in multiple clinical development roles at Bayer HealthCare in the United Kingdom and United States. He held several medical posts with the National Health Service in the United Kingdom from 1996 to 2000. Dr. Tucker is a member of the Royal College of Physicians (U.K.) and received an MBA from the University of Connecticut. Dr. Tucker received degrees in pharmacology and medicine from the University of Leeds, United Kingdom.

Pamela Vig, Ph.D. has served as our Chief Scientific Officer since December 2018. Previously, Dr. Vig served as Chief Scientific Officer and clinical lead at Flashlight Therapeutics, Inc. from November 2017. Dr. Vig served as Vice President, Clinical Research and Discovery at Tobira Therapeutics, Inc. from July 2015 until its acquisition in November 2016 by Allergan plc. As part of the Tobira acquisition, she joined Allergan as Associate Vice President, Clinical Research and Development, a position she held until November 2017. Prior to joining Tobira, Dr. Vig served as Vice President, Clinical Research for Presidio Pharmaceuticals, from January 2010 to July 2015. At Presidio, Dr. Vig was responsible for optimizing the design and conduct of the company’s clinical trial programs. Dr. Vig also previously served as Director, Global Medical Affairs, at Johnson & Johnson in London, United Kingdom, where she was responsible for the strategy and optimization of late-stage development and commercialization of HCV and HIV compounds. She has also held various positions at Idenix

Pharmaceuticals and Gilead Sciences. Dr. Vig received a M.Phil. and a Ph.D. from Imperial College London from the Department of Hepatology in Investigative Science.

Lara Longpre has served as our Chief Development Officer since December 2018, where she leads our development operations, program management and alliance management. Previously, Ms. Longpre served as Chief Operating Officer at Flashlight Therapeutics, Inc. from November 2017. From September 2014 to June 2018, Ms. Longpre served as Chief Operating Officer of MedGenesis Therapeutix Inc., a biopharmaceutical company, where she was responsible for program management, alliance management, clinical operations, technical operations, and business operations. Prior to that, Ms. Longpre held multiple positions at Jennerex Biotherapeutics, Inc. from April 2008 to May 2015, including Chief Operating Officer from July 2010 to May 2014. Before joining Jennerex, Ms. Longpre was Senior Vice-President, Clinical and Corporate Affairs at MedGenesis, where she was responsible for business operations including the intellectual property portfolio, corporate files and operating plans. She also previously held several leadership roles with PRA International and CroMedica including operations, regulatory affairs, and proposals and contracts. Ms. Longpre received a B.A. in biology from Cornell University, a M.M.S. from Harvard Medical School and an MBA from Queen’s University in Ontario, Canada.

Peter Radovich has served as our Chief Operating Officer since April 2020. Previously, Mr. Radovich worked in various positions at Global Blood Therapeutics, Inc. from November 2014 through April 2020, including as vice president, program leadership and business strategy, senior vice president, operations and executive vice president, operations. During his tenure at Global Blood Therapeutics, Mr. Radovich was responsible for the company’s technical operations, supply chain, program management and leadership, quality assurance and commercial strategy and analytics functions. From 2013 to 2014, Mr. Radovich served as Vice President, Global Product Leader – Kyprolis at Onyx Pharmaceuticals, Inc., which was acquired by Amgen, Inc., where he led the company’s global, cross-functional product team responsible for the development and commercialization of Kyprolis®. Between 2006 and 2013, he held a variety of roles of increasing responsibility in Onyx’s commercial organization supporting Kyprolis and Nexavar® and was a key member of the deal team for Onyx’s acquisition of Proteolix. From 2004 to 2006, Mr. Radovich was at Chiron Corporation (acquired by Novartis AG) in product marketing supporting Proleukin® (interleukin-2) in multiple oncology indications. Mr. Radovich received a B.A. in biology and chemistry from Texas Christian University and an MBA from Washington University in St. Louis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors, including the nominees named herein;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares subject to options held by the stockholder that are currently exercisable or exercisable as of June 6, 2021, which is 60 days after the Record Date. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 30,441,753 shares of our common stock outstanding as of the Record Date, including 211,527 shares subject to repurchase.

Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Mirum Pharmaceuticals, Inc., 950 Tower Lane, Suite 1050, Foster City, California 94404.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders:
New Enterprise Associates 16, L.P.(1)	4,186,243	13.8%
Frazier Life Sciences IX, L.P.(2)	3,566,912	11.7
Entities affiliated with Deerfield(3)	3,448,912	11.3
Novo Holdings A/S(4)	2,445,147	8.0
RiverVest Venture Fund IV, L.P.(5)	1,921,118	6.3
Takeda Pharmaceuticals U.S.A., Inc.(6)	1,859,151	6.1
Named Executive Officers and Directors:
Christopher Peetz(7)	915,857	2.9
Peter Radovich(8)	53,610		*
Ian Clements, Ph.D.(9)	188,912		*
Tiba Aynechi, Ph.D.	—	—
Laura Brege(10)	41,167		*
Laurent Fischer, M.D.(11)	67,500		*
Michael Grey(12)	1,072,864	3.4
Patrick Heron(13)	3,583,912	11.8
Edward T. Mathers(14)	4,203,243	13.8
Niall O’Donnell, Ph.D.(15)	1,938,118	6.4
All executive officers and directors as a group (13 persons)	20,590,265	62.8

*	Represents beneficial ownership of less than 1%.

(1)

Consists of 4,186,243 shares directly held by New Enterprise Associates 16, L.P. (“NEA 16”) and indirectly held by NEA Partners 16, L.P. (“NEA Partners”), the sole general partner of NEA 16, NEA 16 GP, LLC (“NEA 16 GP”), the sole general partner of NEA Partners, and the individual managers of NEA 16 GP. The individual managers of NEA 16 GP are Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad Makhzoumi, Josh Makower, David M. Mott, Scott D. Sandell, Peter W. Sonsini and Paul Walker. NEA Partners, NEA 16 GP and the individual managers of NEA 16 GP disclaim beneficial ownership of these shares, or otherwise of such portion of the shares held by NEA 16 in which such persons have no pecuniary interest. Mr. Mathers, a member of the Board, is a general partner of New Enterprise Associates, Inc. The address of NEA 16, NEA Partners and NEA 16 GP is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. The foregoing information was obtained from a Form 4 filed on July 24, 2019.

(2)

Consists of 3,566,912 shares of common stock held by Frazier Life Sciences IX, L.P. (“Frazier IX”). FHMLS IX, L.P. is the general partner of Frazier IX. FHMLS IX, L.L.C., is the general partner of FHMLS IX, L.P. Mr. Heron, a member of the Board, and James N. Topper are the sole managing members of FHMLS IX, L.L.C., and each disclaims beneficial ownership of the shares, except to the extent of their respective pecuniary interest therein. The address of Frazier IX is 70 Willow Road, Suite 200, Menlo Park, California 94025. The foregoing information was obtained from a Form 4 filed on July 24, 2019.

(3)

Consists of (i) 1,558,456 shares of common stock held by Deerfield Healthcare Innovations Fund L.P. (“Deerfield Healthcare Innovations”), (ii) 1,724,456 shares of common stock held by Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design IV”), and (iii) 166,000 shares of common stock held by Deerfield Special Situations Fund, L.P. (“Deerfield Special Situations”). Deerfield Mgmt HIF, L.P. is the general partner of Deerfield Healthcare Innovations, Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design IV and Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations. Deerfield Management Company, L.P. is the investment manager of each of Deerfield Healthcare Innovations, Deerfield Private Design IV and Deerfield Special Situations. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt HIF, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt L.P. and Deerfield Management Company, L.P. Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Healthcare Innovations. Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design IV. Deerfield Mgmt L.P., Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations. The address of Deerfield Healthcare Innovations, Deerfield Private Design IV and Deerfield Special Situations is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, New York 10017. The foregoing information was obtained from a Schedule 13G filed on February 13, 2020.

(4)

Consists of 2,445,147 shares of common stock held by Novo. The board of directors of Novo, which is currently comprised of Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sørensen, Jean-Luc Butel, Viviane Monges and Francis Cuss, has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo board of directors. As such, no individual member of the Novo board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Dr. Aynechi, a member of the Board, is employed as a senior partner at Novo Ventures, which provides certain consultancy services to Novo, and Dr. Aynechi is not deemed to have beneficial ownership of the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark. The foregoing information was obtained from a Schedule 13D filed on January 16, 2020.

(5)

Consists of 1,921,118 shares of common stock held by RiverVest Venture Fund IV, L.P., (“RiverVest”). RiverVest Venture Partners IV, L.P. is the general partner of RiverVest. RiverVest Venture Partners IV, LLC, is the sole general partner of RiverVest Venture Partners IV, L.P. Dr. O’Donnell, a member of the Board, is a Manager at RiverVest Venture Partners IV, LLC. The address of RiverVest is 101 South Hanley Road, Suite 1850, St. Louis, Missouri 63105. The foregoing information was obtained from a Schedule 13G filed on August 1, 2019.

(6)

Consists of 1,859,151 shares of our common stock held by Takeda Pharmaceuticals U.S.A., Inc. (“Takeda USA”), which were transferred to Takeda USA by Shire International GmbH in connection with a corporate restructuring. Takeda USA is a direct subsidiary of Takeda Pharmaceutical Company Limited (“Takeda”). The address of Takeda USA is 95 Hayden Avenue, Lexington, Massachusetts 02421 United States of America. The address of Takeda is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan. The foregoing information was obtained from a Schedule 13G filed on January 27, 2021.

(7)

Consists of (i) 202,941 shares of common stock held by the Peetz Family Trust, 55,665 shares of which are subject to a right of repurchase in favor of the Company and (ii) 712,916 shares of common stock subject to options held by Mr. Peetz that are exercisable within 60 days of the Record Date. Mr. Peetz is trustee of the Peetz Family Trust and in such capacity has the power to vote and dispose of such shares.

(8)	Consists of (i) 3,506 shares of common stock held by Mr. Radovich and (ii) 50,104 shares of common stock subject to options held by Mr. Radovich that are exercisable within 60 days of the Record Date.
(9)

Consists of (i) 7,871 shares of common stock held by Dr. Clements and (ii) 181,041 shares of common stock subject to options held by Dr. Clements that are exercisable within 60 days of the Record Date.

(10)

Consists of (i) 10,000 shares of common stock held by Ms. Brege and (ii) 31,167 shares of common stock subject to options held by Ms. Brege that are exercisable within 60 days of the Record Date, including 14,167 shares of common stock subject to options held by Ms. Brege that become exercisable on the date of the Annual Meeting.

(11)

Consists of (i) 6,750 shares of common stock held by Dr. Fischer and (ii) 60,750 shares of common stock subject to options held by Dr. Fischer that are exercisable within 60 days of the Record Date, including 17,000 shares of common stock subject to options held by Dr. Fischer that become exercisable on the date of the Annual Meeting.

(12)

Consists of (i) 289,198 shares of common stock held by the Grey Family Trust dated November 12, 1999 (“Grey 1999 Trust”), 83,497 shares of which are subject to a right of repurchase in favor of the Company, (ii) 93,750 shares of common stock held by the Grey 2018 Irrevocable Children’s Trust (“Grey 2018 Trust”), 27,833 shares of which are subject to a right of repurchase in favor of the Company, and (iii) 689,916 shares of common stock subject to options held by Mr. Grey that are exercisable within 60 days of the Record Date, including 17,000 shares of common stock subject to options held by Mr. Grey that become exercisable on the date of the Annual Meeting. Mr. Grey is trustee of each of the Grey 2018 Trust and Grey 1999 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 2018 Trust and the Grey 1999 Trust.

(13)

Consists of (i) the shares described in note 2 above and (ii) 17,000 shares of common stock subject to options held by Mr. Heron that become exercisable on the date of the Annual Meeting, which is within 60 days of the Record Date.

(14)

Consists of (i) the shares described in note 1 above and (ii) 17,000 shares of common stock subject to options held by Mr. Mathers that become exercisable on the date of the Annual Meeting, which is within 60 days of the Record Date.

(15)

Consists of (i) the shares described in note 5 above and 17,000 shares of common stock subject to options held by Dr. O’Donnell that become exercisable on the date of the Annual Meeting, which is within 60 days of the Record Date.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2020, consisting of our principal executive officer, and the next two most highly compensated executive officers, were:

•	Christopher Peetz, our Chief Executive Officer and President

•	Peter Radovich, our Chief Operating Officer

•	Ian Clements, Ph.D., our Chief Financial Officer

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher Peetz	2020	511,818	265,952	2,218,755	7,453	3,003,978
Chief Executive Officer and President(4)	2019	457,614	286,100	5,491,471	—	6,235,185

Peter Radovich	2020	277,992	111,197	2,255,631	—	2,644,820
Chief Operating Officer(5)

Ian Clements, Ph.D.	2020	378,390	151,356	848,348	11,400	1,389,494
Chief Financial Officer(6)

(1)	Amount for 2019 represents bonus awarded on January 10, 2020 in recognition of 2019 performance.
(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in the Annual Report. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)

Amounts shown in this column represent matching payments under our 401(k) Plan, a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

(4)	Mr. Peetz has served as our President since November 2018 and as our Chief Executive Officer since March 2019.
(5)	Mr. Radovich has served as our Chief Operating Officer since April 2020. Salary and bonus payments to Mr. Radovich in 2020 were pro-rated for the months of his employment in 2020.
(6)

Dr. Clements previously served as our Senior Vice President Finance and Communications from March 2019 to January 2020, when he was appointed as our Chief Financial Officer. Dr. Clements was not a named executive officer in 2019.

Annual Base Salary

The 2020 annual base salaries for our named executive officers are set forth in the table below.

Name	2020 Base Salary
Christopher Peetz(1)	$550,000
Peter Radovich	$410,000
Ian Clements, Ph.D.(2)	$380,000

(1)	At the start of 2020, Mr. Peetz’s annual base salary was $490,000, and in August 2020, Mr. Peetz’s annual base salary was increased to $550,000.
(2)	At the start of 2020, Dr. Clements’ annual base salary was $319,300, and in January 2020, Dr. Clements’ annual base salary was increased to $380,000.

Bonus Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.

The Compensation Committee will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate and individual performance, in each case pursuant to the terms of the executive officer’s offer letter described below. At the start of 2020, Mr. Peetz’s target performance bonus was 50% of his base salary, and in August 2020, Mr. Peetz’s target performance bonus was increased to 55% of his base salary. As a result, Mr. Peetz’s total target performance bonus was pro-rated at these two levels for 2020. For 2020, Mr. Radovich was eligible to receive a target bonus of up to 40% of his base salary, pro-rated for the months of his employment in 2020. For 2020, Dr. Clements were eligible to receive a target bonus of up to 40% of his base salary.

The Board approved our corporate goals for 2020, with research and development and clinical-related goals assigned a 65% weight and finance and operational goals assigned a 35% weight. No specific individual goals were established for any of our named executive officers for 2020.

In January 2021, the Compensation Committee determined that the 2020 corporate goals had been achieved at an aggregate level of 100%.

As a result, in January 2021, the Compensation Committee awarded the following bonuses to our named executive officers for performance in 2020:

Name	2020 Annual Bonus
Christopher Peetz	$265,952
Peter Radovich	$111,197
Ian Clements, Ph.D.	$151,356

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2020.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2020.

Agreements with our Named Executive Officers

Below are descriptions of our offer letters with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Mr. Peetz. We entered into an offer letter with Mr. Peetz in December 2018 and an amended and restated offer letter in May 2019, which govern the current terms of his employment with us. Pursuant to the agreement, Mr. Peetz is entitled to an annual base salary and an annual target performance bonus, based on the attainment of specified objectives as determined by us. Following approval by the Compensation Committee, at the start of 2020, Mr. Peetz’s annual base salary was $490,000, and his target performance bonus was 50% of his base salary. In August 2020, the Compensation Committee increased Mr. Peetz’s annual base salary to $550,000 and his target performance bonus to 55% of his base salary. In January 2020, he was granted an option to purchase 170,000 shares of our common stock. The Compensation Committee further increased Mr. Peetz’s annual base salary to $600,000 for 2021 and in January 2021, granted to Mr. Peetz an option to purchase 175,000 shares of our common stock. Mr. Peetz is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” Mr. Peetz’s employment is at will.

Mr. Radovich. We entered into an offer letter with Mr. Radovich in April 2020, which govern the current terms of his employment with us. Pursuant to the agreement, Mr. Radovich is entitled to an annual base salary of $410,000 and an annual target performance bonus of 40% of his base salary, based on the attainment of specified objectives as determined by us, and an option to purchase 185,000 shares of our common stock. The Compensation Committee increased Mr. Radovich’s annual base salary to $425,000 for 2021 and in January 2021, granted to Mr. Radovich an option to purchase 65,000 shares of our common stock. Mr. Radovich is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” Mr. Radovich’s employment is at will.

Dr. Clements. We entered into an offer letter with Dr. Clements in February 2019, which govern the current terms of his employment with us. Pursuant to the agreement, Dr. Clements is entitled to an annual base salary and an annual target performance bonus, based on the attainment of specified objectives as determined by us. Following approval by the Compensation Committee, at the start of 2020, Dr. Clements’ annual base salary was $319,300, and his target performance bonus was 40% of his base salary. In January 2020, the Compensation Committee increased Dr. Clements’ annual base salary to $380,000. Also in January 2020, Dr. Clements was granted an option to purchase 65,000 shares of our common stock. The Compensation Committee further increased Dr. Clements’ annual base salary to $425,000 for 2021 and in January 2021, granted to Dr. Clements an option to purchase 75,000 shares of our common stock. Dr. Clements is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” Dr. Clements’ employment is at will.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information regarding outstanding stock options held by each of our named executive officers as of December 31, 2020.

	Option Awards(1)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date
Christopher Peetz	3/12/2019	(2)	169,271	143,229	(3)	2.94	3/11/2029
	5/14/2019	(4)	143,229	200,521	(3)	6.27	5/13/2029
	1/10/2020	(5)	—	170,000		19.24	1/9/2030
Peter Radovich	4/28/2020	(5)	—	185,000		16.26	4/27/2030
Ian Clements, Ph.D.	3/12/2019	(6)	42,969	50,781	(3)	2.94	3/11/2029
	5/14/2019	(4)	27,344	38,281	(3)	6.27	5/13/2029
	1/10/2020	(5)	—	65,000		19.24	1/9/2030

(1)

All of the option awards were granted under the 2018 Plan, the 2019 Plan or the 2020 Inducement Plan (each as defined below), the terms of which are described below under “—Employee Benefit Plans—2018 Equity Incentive Plan,” “—Employee Benefit Plans—2019 Equity Incentive Plan” and “—Employee Benefit Plans—2020 Inducement Plan,” respectively.

(2)

1/4th of the shares subject to this option award vest on November 5, 2019. Thereafter, the shares vest in a series of 36 successive equal monthly installments at the end of each month, provided that the award recipient continues to provide services to us through each such date.

(3)	This option award is subject to an early exercise provision and is immediately exercisable in exchange for shares of common stock, subject to a right of repurchase in favor of the Company.
(4)

1/4th of the shares subject to this option award vest on April 12, 2020. Thereafter, the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, provided that the award recipient continues to provide services to us through each such date.

(5)

1/4th of the shares subject to this option award vest one year after the Grant Date. Thereafter, the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of the Grant Date, provided that the award recipient continues to provide services to us through each such date.

(6)

1/4th of the shares subject to this option award vest one year after the Grant Date. Thereafter, the shares vest in a series of 36 successive equal monthly installments at the end of each month, provided that the award recipient continues to provide services to us through each such date.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.

We maintain a severance benefit plan and have entered into a severance benefit plan participation agreement with each of our named executive officers. Pursuant to these agreements, upon a termination without “cause” or resignation for “good reason” (each as defined below), each of our named executive officers will be entitled to continued payment of base salary (nine months for Mr. Peetz and six months for Mr. Radovich and Dr. Clements), 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and payment of continued group health benefits (nine months for Mr. Peetz and six months for Mr. Radovich and Dr. Clements). In addition, upon a termination without cause or resignation for good reason during the period commencing three months prior to a “change in control” (as defined below) and ending 12 months following a change in control, each of our named executive officers will be entitled to extended payment of base salary (12 months for Mr. Peetz and nine months for Mr. Radovich and

Dr. Clements), accelerated vesting in full of all outstanding equity awards that are subject to time-based vesting, payment of continued group health benefits (12 months for Mr. Peetz and nine months for Mr. Radovich and Dr. Clements) and payment of a prorated annual performance bonus.

For purposes of the severance benefit plan, the following definitions apply:

•

“cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (i) commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) intentional, material violation of any contract or agreement between the executive and us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; or (v) gross misconduct;

•

“good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent: (i) a material reduction of the executive’s annual base salary, which is a reduction of at least 10% of such executive’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in the executive’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; (iv) a relocation of the executive’s principal place of employment to a place that increases such executive’s one-way commute by more than 50 miles as compared to such executive’s then-current principal place of employment immediately prior to such relocation; and

•

“change in control” generally means the following events: (i) a change in ownership of representing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation or similar transaction in which our stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent; (iii) a dissolution or liquidation, except for a liquidation into a parent corporation; and (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity benefit plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the equity incentive plans, which are filed as exhibits to the Annual Report.

2020 Inducement Plan

The Compensation Committee adopted our 2020 Inducement Plan (the “2020 Inducement Plan”) in March 2020 and subsequently amended it in December 2020. Our 2020 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. Our 2020 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

Stock awards granted under our 2020 Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of our 2020 Inducement Plan are otherwise substantially similar to our 2019 Plan (as defined below) (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our 2020 Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under our 2020 Inducement Plan is 1,500,000 shares. Shares subject to stock awards granted under our 2020 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2020 Inducement Plan. Additionally, shares become available for future grant under our 2020 Inducement Plan if they were issued under stock awards granted under our 2020 Inducement Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

2019 Equity Incentive Plan

The Board adopted, and our stockholders approved, our 2019 Equity Incentive Plan (the “2019 Plan”) in July 2019. Our 2019 Plan provides for the grant of incentive stock options to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit (“RSU”) awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates. Our 2019 Plan is a successor to and continuation of our 2018 Plan and became effective on July 17, 2019. After such time, no further grants have been or will be made under the 2018 Plan.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2019 Plan was the sum of (1) 1,401,443 shares, and (2) any shares subject to outstanding stock options or other stock awards that were granted under our 2018 Plan that are forfeited, terminate, expire or are otherwise not issued. In addition, the number of shares of our common stock reserved for issuance under our 2019 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. The maximum number of shares of our common stock that may be issued on the exercise of incentive stock options under our 2019 Plan is 13,437,765.

Shares subject to stock awards granted under our 2019 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2019 Plan. Additionally, shares become available for future grant under our 2019 Plan if they were issued under stock awards under our 2019 Plan if we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Plan Administration. The Board, or a duly authorized committee of the Board, administers our 2019 Plan. The Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2019 Plan, the Board has the authority to determine and amend the terms of awards and underlying agreements, including:

•	recipients;

•	the exercise, purchase or strike price of stock awards, if any; the number of shares subject to each stock award;

•	the vesting schedule applicable to the awards, together with any vesting acceleration; and

•	the form of consideration, if any, payable on exercise or settlement of the award.

Under the 2019 Plan, the Board also generally has the authority to effect, with the consent of any adversely affected participant:

•	the reduction of the exercise, purchase, or strike price of any outstanding award;

•	the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or

•	the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration.

Stock Options. Incentive stock options and nonstatutory stock options are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

RSU Awards. RSUs are granted under RSU award agreements adopted by the plan administrator. RSUs may be granted in consideration for any form of legal consideration that may be acceptable to the Board and permissible under applicable law. An RSU may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the RSU agreement.

Additionally, dividend equivalents may be credited in respect of shares covered by an RSU. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration that may be acceptable to the Board and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2019 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of incentive stock options, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our 2019 Plan provides that in the event of certain specified significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than

50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, or no payment, as determined by the Board; or

•

make a payment, in the form determined by the Board, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner and is not obligated to treat all participants in the same manner.

In the event of a change in control, awards granted under the 2019 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2019 Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (4) an unapproved change in the majority of the board of directors.

Transferability. A participant may not transfer stock awards under our 2019 Plan other than by will, the laws of descent and distribution, or as otherwise provided under our 2019 Plan.

Plan Amendment or Termination. The Board has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date the Board adopted our 2019 Plan. No stock awards may be granted under our 2019 Plan while it is suspended or after it is terminated.

2018 Equity Incentive Plan

The Board adopted and our stockholders approved our 2018 Equity Incentive Plan (“2018 Plan”) in November 2018. Our 2018 Plan allowed for the grant of incentive stock options to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards and RSUs to employees, directors and consultants, including employees and consultants of our affiliates. In July 2019, upon the effective date of the 2019 Plan, the 2018 Plan ceased to be available for new grants of equity awards. Outstanding awards granted under our 2018 Plan remain subject to the terms of our 2018 Plan and applicable award agreements.

Authorized Shares. The maximum number of shares of our common stock that were issuable under our 2018 Plan is 3,179,255 shares.

The maximum number of shares of common stock that could be issued on the exercise of incentive stock options under our 2018 Plan is 6,358,510 shares. Shares subject to stock awards granted under our 2018 Plan that expire, are forfeited, or terminate without being exercised in full or are settled in cash do not reduce the number of shares available for issuance under our 2019 Plan. Additionally, shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award become available for future grant under our 2018 Plan, although such shares may not be subsequently issued pursuant to the exercise of an incentive stock option.

Plan Administration. The Board or a duly authorized committee of the Board administers our 2018 Plan and the stock awards granted under it. The Board may also delegate to one or more of our officers the authority to (1) designate employees to receive specified stock awards, and (2) determine the number of shares subject to such stock awards. Under our 2018 Plan, the Board has the authority to determine and amend the terms of awards and underlying agreements, including:

•	recipients;

•	the exercise, purchase or strike price of stock awards, if any;

•	the number of shares subject to each stock award;

•	the vesting schedule applicable to the awards, together with any vesting acceleration; and

•	the form of consideration, if any, payable on exercise or settlement of the award.

Under the 2018 Plan, the Board also generally has the authority to effect, with the consent of any adversely affected participant:

•	the reduction of the exercise price of any outstanding option or stock appreciation right;

•	the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or

•	any other action that is treated as a repricing under generally accepted accounting principles.

Corporate Transactions. Our 2018 Plan provides that in the event of certain specified significant corporate transactions, generally including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards: (a) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (b) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation (or the successor corporation’s parent company), (c) accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction, (d) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (e) cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, if any, as determined by the board of directors in its sole discretion, or (f) make a payment, in the form determined by the board of directors, equal to the excess, if any, of the value of the property the participant would have received on exercise of the stock award before the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards, even those that are of the same type, or all participants, in the same manner.

In the event of a change in control, awards granted under the 2018 Plan will not receive automatic acceleration of vesting and exercisability, although the board of directors may provide for this treatment in an award agreement. Under the 2018 Plan, a change in control is defined to include (1) the acquisition by any person of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) our stockholders approve or the Board approves a plan of complete dissolution or liquidation or a complete dissolution or liquidation otherwise occurs except for a liquidation into a parent corporation, (4) a sale, lease, exclusive license or other disposition of all or substantially all of the assets to an entity that did not previously hold more than 50% of the voting power of our stock and (5) the appointment to the board of directors of members who were not members of the board on the date of the 2018 Plan and constitute a majority of the members of the board, unless the new board members were approved by a majority vote of the members of the board in office at the time of their appointment.

Transferability. Under our 2018 Plan, the Board may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will or the laws of descent and distribution, except as otherwise provided under our 2018 Plan.

Plan Amendment or Termination. The Board has the authority to amend, suspend, or terminate our 2018 Plan, although certain material amendments require the approval of our stockholders, and amendments that would impair the rights of any participant require the consent of that participant.

2019 Employee Stock Purchase Plan

The Board adopted, and our stockholders approved, our 2019 Employee Stock Purchase Plan (“ESPP”) in July 2019. The ESPP became effective on July 17, 2019. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Share Reserve. The ESPP initially authorized the issuance of 500,000 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, by the lesser of (1) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 1,500,000 shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (1) and (2). As of December 31, 2020, 29,876 shares of our common stock had been purchased under the ESPP.

Administration. The Board has delegated its authority to administer the ESPP to the Compensation Committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. We currently intend to have 24-month offerings with multiple purchase periods (of approximately six months in duration) per offering, except that the first purchase period under our first offering may be shorter or longer than six months, depending on the date on which the underwriting agreement relating to this offering becomes effective. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 30% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by the Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase. For the initial offering, which we expect will commence on the execution and delivery of the underwriting agreement relating to this offering, the fair market value on the first day of the offering period will be the price at which shares of common stock are first sold to the public.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the Board, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the board of directors will make appropriate adjustments to: (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year, (3) the number of shares and purchase price of all outstanding purchase rights, and (4) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days before such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. The Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,487,940	$8.87	1,793,233	(2)
Equity compensation plans not approved by security holders(3)	583,800	$18.63	916,200

Total	5,071,740	$9.99	2,709,433

(1)

Consists of the 2018 Plan, the 2019 Plan and the ESPP. The number of shares of our common stock reserved for issuance under the 2019 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. The number of shares of our common stock reserved for issuance under the ESPP is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, by the lesser of (a) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (b) 1,500,000 shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (a) and (b). On January 1, 2021, the numbers of shares of our common stock reserved for issuance under the 2019 Plan and the ESPP were increased by 1,501,630 and 300,326, respectively, pursuant to the automatic increase provisions of such plans.

(2)

Consists of shares available for future issuance under the 2019 Plan and the ESPP. As of December 31, 2020, 1,093,210 shares of our common stock were available for issuance under the 2019 Plan, and 700,023 shares of our common stock were available for issuance under the ESPP.

(3)	Consists of the 2020 Inducement Plan, which was adopted by the Compensation Committee without stockholder approval in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.

401(k) Plan

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code.

The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2020. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2020 may be up to an additional $6,500 above the statutory limit. Effective January 1, 2020, we make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 4% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Director Compensation

We have reimbursed, and will continue to reimburse, all of our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board. The following table sets forth information concerning the compensation paid to our directors during 2020, other than Mr. Peetz, our President and Chief Executive Officer. Mr. Peetz does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Peetz.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Tiba Aynechi, Ph.D.	—	—	—
Laura Brege	61,500	172,431	233,931
Laurent Fischer, M.D.	45,875	206,912	252,787
Michael Grey	91,250	1,866,372	1,957,622
Patrick Heron	48,125	206,912	255,037
Edward T. Mathers	53,000	206,912	259,912
Niall O’Donnell, Ph.D.	56,125	206,912	263,037

(1)

Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in the Annual Report. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As of December 31, 2020, Ms. Brege held options to purchase 31,167 shares of our common stock; Dr. Fischer held options to purchase 60,750 shares of our common stock; Mr. Grey held options to purchase 754,500 shares of our common stock; Mr. Heron held options to purchase 17,000 shares of our common stock; Mr. Mathers held options to purchase 17,000 shares of our common stock; and Dr. O’Donnell held options to purchase 17,000 shares of our common stock.

Effective January 1, 2020, Michael Grey resigned from his role as an executive officer of our company in his capacity as Executive Chairman. Mr. Grey remains a member of the Board and serves as a non-employee director and Chair of the Board and is entitled to the compensation provided in our non-employee director compensation policy described below. In addition, upon the recommendation of the Compensation Committee, the Board approved a grant of an option to purchase 100,000 shares of our common stock to Mr. Grey and an additional annual cash retainer of $65,000 in connection with such transition and his service as Chair of the Board.

The Board adopted a non-employee director compensation policy in July 2019, as amended in December 2019, that is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Board:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $7,500, $6,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	an additional annual cash retainer of $7,500, $6,000 and $4,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	an initial option grant to purchase 17,000 shares of our common stock on the date of each such non-employee director’s appointment to the Board; and

•	an annual option grant to purchase 8,000 shares of our common stock on the date of each of our annual stockholder meetings.

In March 2020, the Compensation Committee further amended our non-employee director compensation policy, effective as of the date of the Annual Meeting, providing for the following compensation to our non-employee directors for service on the Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $10,000, $7,500 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	an additional annual cash retainer of $10,000, $7,500 and $4,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	an initial option grant to purchase 34,000 shares of our common stock on the date of each such non-employee director’s appointment to the Board; and

•	an annual option grant to purchase 17,000 shares of our common stock on the date of each of our annual stockholder meetings.

Each of the option grants described above will be granted under our 2019 Plan, the terms of which are described in more detail above under “Executive Compensation—Employee Benefit Plans—2019 Equity Incentive Plan.” Each initial option grant will vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service as of each such date, and will vest in full upon a change of control. Each annual option grant will vest and become exercisable on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continuous service as of such date, and will vest in full upon a change of control. The term of each option will be ten years, subject to earlier termination as provided in the 2019 Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following includes a summary of transactions since the date of our incorporation to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Series A Convertible Preferred Stock Financing Subsequent Closing

In April 2019, we sold an aggregate of 59,844,699 shares of our Series A convertible preferred stock at a purchase price of $1.00259507 per share, for an aggregate purchase price of $60.0 million, to certain investors who purchased shares in the initial closing of the sale of our Series A convertible preferred stock. Upon the closing of our initial public offering in July 2019, each share of our Series A convertible preferred stock automatically converted into 0.125 shares of our common stock.

The following table summarizes purchases of shares of our Series A convertible preferred stock in the April 2019 closing by holders of more than 5% of our capital stock and entities affiliated with members of the Board.

Participants(1)	Shares of Series A Convertible Preferred Stock Purchased	Aggregate Purchase Price
Entities affiliated with New Enterprise Associates(2)	14,961,180	$15,000,005.31
Frazier Life Sciences IX, L.P.(3)	12,467,650	$12,500,004.42
Entities affiliated with Deerfield(4)	12,467,650	$12,500,004.42
Novo Holdings A/S(5)	7,480,590	$7,500,002.65
RiverVest Venture Fund IV, L.P.(6)	5,984,472	$6,000,002.12

(1)	Additional details regarding these stockholders and their equity holdings are included in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)

Consists of (i) 28,889,945 shares of Series A convertible preferred stock purchased by NEA 16 and (ii) 12,467 shares of Series A convertible preferred stock purchased by NEA Ventures 2018, L.P. (“NEA Ventures”). Mr. Mathers, a member of the Board, is employed as a Partner at New Enterprise Associates, Inc., which is affiliated with NEA 16 and NEA Ventures.

(3)	Mr. Heron, a member of the Board, is one of two managing members of FHMLS IX, L.L.C., an entity affiliated with Frazier IX.
(4)

Consists of (i) 12,467,650 shares of Series A convertible preferred stock purchased by Deerfield Healthcare Innovations, and (ii) 12,467,650 shares of Series A convertible preferred stock purchased by Deerfield Private Design IV. Jonathan Leff, a former member of the Board who resigned in July 2019, is employed as a partner at Deerfield Management Company, L.P., an entity affiliated with Deerfield Private Design IV and Deerfield Healthcare Innovations.

(5)	Dr. Aynechi, a member of the Board, is employed as a Partner at Novo Ventures, which provides certain consultancy services to Novo.
(6)	Dr. O’Donnell, a member of the Board, is a manager at RiverVest Venture Partners IV, LLC, an entity affiliated with RiverVest.

Investors’ Rights Agreement

We are party to an Investors’ Rights Agreement (the “Rights Agreement”) with certain holders of our capital stock, including entities affiliated with NEA 16, Frazier IX, Deerfield Healthcare Innovations, Deerfield Private Design IV, Novo, RiverVest and Shire, as well as certain affiliates of our directors. The Rights Agreement provides such holders with certain registration rights with respect to the registrable securities held by them. The registration rights of each holder terminate upon the earliest to occur of (i) such time as the holder holds less than 1% of our outstanding securities and all of such holder’s registrable securities may be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor rule and (ii) the fifth anniversary of our initial public offering.

Agreements with Shire International GmbH (Takeda)

Below is a description of the agreements we have entered into with Shire International GmbH (“Shire”), a holder of more than 5% of our capital stock that has been acquired by Takeda, during the last two completed fiscal years.

Assignment and License Agreement

In November 2018, we entered into an assignment and license agreement (the “Shire License Agreement”), with Shire. Pursuant to the Shire License Agreement, Shire assigned, transferred and conveyed all of its right, title and interest in and to certain agreements with Satiogen Pharmaceuticals, Inc. (“Satiogen”), Pfizer Inc. and Sanofi-Aventis Deutschland GmbH (“Sanofi”).

In addition, Shire granted us an exclusive, royalty bearing, sublicensable, worldwide license under certain regulatory materials as well as patents and know-how relating to the maralixibat compound and the volixibat compound in development by Shire as of that date (collectively, the “Shire Licensed Products”), to develop, have developed, make, have made, use, sell, have sold, offer for sale or import the Shire Licensed Products worldwide for the therapeutic or prophylactic application in human health. We have sole authority and responsibility over development and commercialization activities for the Shire Licensed Products, and we are required to use commercially reasonable efforts to perform certain development, regulatory and commercialization activities with respect to the progressive familial intrahepatic cholestasis (“PFIC”), Alagille syndrome (“ALGS”) and biliary atresia (“BA”) indications for maralixibat and unspecified indications with respect to volixibat. We will solely own all inventions and discoveries arising out of activities conducted by us under the Shire License Agreement. We will also be responsible for the preparation, filing, prosecution and maintenance of patents under the Shire License Agreement and the cost thereof. We have the first right, but are not obligated, to enforce any patent licensed under the Shire License Agreement.

We are also required to pay Shire up to an aggregate of $107.0 million upon the achievement of certain other clinical development and regulatory milestones for maralixibat in the PFIC, ALGS and BA indications, and a $25.0 million payment upon regulatory approval of maralixibat for each and every other indication. Each such milestone payment will be paid only once for each such indication during the term of the Shire License Agreement, the first time maralixibat reaches such milestone event, regardless of the number of times such milestone is reached by maralixibat for the same indication. In addition, we are required to pay up to an aggregate of $30.0 million upon the achievement of certain clinical development and regulatory milestones for volixibat solely for the first indication sought. Each such milestone payment will be paid only once for the first indication for which volixibat is developed during the term of the Shire License Agreement, the first time volixibat reaches such milestone event, regardless of the number of products or the number of indications for which volixibat is developed.

In July 2019, we achieved a development milestone under the Shire License Agreement related to the initiation of the Phase 3 MARCH clinical trial and made a $2.5 million payment to Shire and a $0.5 million payment to Satiogen accordingly. In December 2020, we achieved a further development milestone related to the submission of the marketing authorization application for maralixibat for the treatment of PFIC2 and made a $10.0 million payment to Shire.

Upon achievement of certain thresholds for aggregate worldwide net sales for all Shire Licensed Products, we are required to pay Shire, on a one-time, non-refundable and non-creditable basis, up to an aggregate of $30.0 million in tiered sales milestone payments. Lastly, upon certain annual worldwide net sales of all Shire

Licensed Products, we are required to pay Shire, on a non-refundable and non-creditable basis, tiered royalties with rates ranging from low double-digits to mid-teens (the “Shire royalties”). If we actually make royalty payments to Sanofi under the agreement with Sanofi that Shire assigned to us under the Shire License Agreement, the Shire royalties will be reduced by low to high single digit percentages of certain net sales thresholds. Similarly, if we actually make royalty payments to Satiogen under the agreement with Satiogen that Shire assigned to us under the Shire License Agreement, the Shire royalties will be reduced by a low single digit percentage of net sales.

Under the Shire License Agreement, we are prohibited from developing any competing product prior to the five year anniversary of the first commercial sale of a Shire Licensed Product, or commercializing any competing product prior to the eight year anniversary of the first commercial sale of a Shire Licensed Product. For purposes of the Shire License Agreement, a competing product is any product that is or contains a compound (A) where the primary method of action is apical sodium-dependent bile acid transporter (“ASBT”) inhibition activity or (B) that is commercialized or developed for any PFIC, ALGS or BA indication, except (B) shall not apply with respect to (1) a given indication if a product failure has occurred with respect to such indication (e.g., if a product failure has occurred for a Shire Licensed Product for the BA indication, we may thereafter develop and commercialize a product for the BA indication if such product uses a different primary method of action than ASBT inhibition activity) or (2) a given product if such product is a product that is not deleterious to the sales or pricing of a Shire Licensed Product.

The Shire License Agreement will remain in effect on a country-by-country and Shire Licensed Product-by-Shire Licensed Product basis and will continue on such basis until the later of the (i) expiration of the last patent or patent application licensed under the Shire License Agreement that covers a Shire Licensed Product, (ii) expiration of any regulatory exclusivity period, and (iii) tenth anniversary of the first commercial sale of such Shire Licensed Product in such country. The term of the last patent or patent application licensed under the Shire License Agreement ends on October 26, 2032, absent patent term adjustment or extension. After November 5, 2021, we may unilaterally terminate the Shire License Agreement for any reason or no reason upon 90 days’ written notice to Shire. In addition, we may also terminate the Shire License Agreement if we reasonably determine that we are precluded from further development due to materially adverse pre-clinical or clinical pathology or toxicology data. Either party may terminate the Shire License Agreement in the event of the other party’s insolvency or for the other party’s material breach of the Shire License Agreement that remains uncured after 90 days of receiving written notice of such breach. Shire may terminate the Shire License Agreement upon our or our affiliates’ challenge to the validity of the patents licensed under the Shire License Agreement.

Transition Services Agreement

In January 2019, we entered into a Transition Services Agreement (the “TSA”) with Shire. The TSA covers services to be provided by Shire to transfer certain research and development activities on the compounds acquired and the related know-how from Shire to us, including continuation of work on any existing trials until fully transferred to us. We will reimburse Shire for the applicable fair trade equivalent cost plus Shire’s reasonable and documented out-of-pocket costs incurred on behalf of Shire or its affiliates for the conduct of its services under the TSA, up to an amount not to exceed 105% of such costs. Under the TSA, we are obligated to use commercially reasonable efforts to effectuate the transition of existing trials as promptly as practicable. In addition, two employees of Shire became employees of our company under the TSA. The TSA will remain in effect until the earlier of (i) the last date on which Shire is obligated to provide any service under the TSA, (ii) the mutual written agreement of us and Shire, or (iii) the termination of the Shire License Agreement. We completed the activities under the TSA and finalized amounts due to Shire for services and pass-through expenses on existing trials and manufacturing activities in the second quarter of 2019.

Participation in Initial Public Offering

Certain holders of more than 5% of our capital stock, specifically entities affiliated with NEA 16, Frazier IX, RiverVest, Deerfield Healthcare Innovations, Deerfield Private Design IV, and Novo, purchased, and we directed allocations for, an aggregate of approximately $31.6 million of shares of our common stock in our initial public offering in July 2019 at the public offering price and on the same terms as the other purchasers in such offering and not pursuant to any pre-existing contractual rights or obligations.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Policies and Procedures for Transactions with Related Persons

We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to the Board or the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (650) 667-4085 or by written request to 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Chris Peetz
President and Chief Executive Officer

April 14, 2021

A copy of the Annual Report is available without charge upon written request to: 950 Tower Lane, Suite 1050, Foster City, California 94404, Attention: Corporate Secretary.

MIRUM PHARMACEUTICALS, INC. 950 TOWER LANE, SUITE 1050 FOSTER CITY, CA 94404	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. (Eastern Time) on June 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. (Eastern Time) on June 3, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45512-P54295	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MIRUM PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.  To elect the three Class II directors named below to hold office until the Company’s 2024 annual meeting of stockholders.

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Laurent Fischer, M.D.
02) Patrick Heron
03) Niall O’Donnell, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2.  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

	☐	☐	☐

NOTE: To conduct any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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D45513-P54295

MIRUM PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 4, 2021 9:00 AM (Pacific Time) This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Peetz and Ian Clements, Ph.D., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRUM PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 9:00 AM (Pacific Time) on June 4, 2021, at the Company’s headquarters located at 950 Tower Lane, Suite 1050, Foster City, California 94404, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side